Exhibit 99.1

STAAR Surgical Reports First Quarter 2018 Results;

Revenue Increases 33 Percent on Accelerating

EVO Visian ™ ICL Momentum

MONROVIA, CA, May 2, 2018---STAAR Surgical Company (NASDAQ: STAA), a leading developer, manufacturer and marketer of implantable lenses and companion delivery systems for the eye today reported financial results for the first quarter ended March 30, 2018.

First Quarter 2018 Overview

•	Net Sales of $27.1 Million Up 33% from the Prior Year Quarter
•	ICL Sales Up 39% and Units Up 41% from the Prior Year Quarter
•	Other Sales Up 17% from the Prior Year Quarter
•	Gross Margin at 71.7% of Sales from 71.6% of Sales in the Prior Year Quarter
•	Earnings per Share of $0.01 from a Loss per Share of ($0.05) in the Prior Year Quarter

•	Cash, Cash Equivalents and Restricted Cash Up $2.3 Million Sequentially to $20.9 Million at Quarter End.

"The record sales STAAR generated in the first quarter represents a meaningful acceleration from the emerging growth we saw in the second half of last year and illustrates our team’s initial progress toward achieving the strong growth priorities of the recently announced 2018-2020 strategic plan,” said Caren Mason, President and CEO. “Growth in the quarter was broad-based across most products and international geographies. ICL unit growth of 41% for the quarter included EVO Visian ICL growth greater than 50% in China, Korea and Japan, respectively, with additional key international markets growing in excess of 20 percent. Surgeons and their patients are increasingly relying upon our EVO Visian ICL as a premium and primary solution to achieve visual freedom. We believe our top line momentum can persist for the remainder of the year based on our Q1 results and performance indicators through the first several weeks of Q2. We are therefore raising our fiscal 2018 sales growth percentage target from low double digit to closer to twenty percent growth over 2017.”

“We will continue to make investments in clinical studies, regulatory, commercial operations infrastructure and consumer outreach that will support the growth of our ICL family of products, such as our European multi-site EVO with EDOF presbyopia clinical trial where we are currently enrolling patients. Regarding the FDA, the re-inspection of our Monrovia facility in relation to the 2014 Warning Letter commenced on April 30th. We will provide an update when appropriate, and permitted, after the inspection is completed,” added Ms. Mason.

Financial Overview – Q1 2018

Net sales were $27.1 million for the first quarter of 2018, up 33% compared to $20.4 million reported in the prior year quarter. The sales increase was driven by ICL revenue and unit growth of 39% and 41%, respectively, and strong injector part sales.

Gross profit margin for the first quarter of 2018, was 71.7% compared to the prior year period of 71.6%. Exceptionally strong ICL/TICL sales and favorable IOL mix offset the negative impact to margins of increased injector part sales and higher unit costs.

Operating expenses for the first quarter of 2018 were $18.6 million compared to the prior year quarter of $16.7 million. General and administrative expenses were $6.2 million compared to the prior year quarter of $5.4 million. The increase in general and administrative expenses was due to increased headcount and compensation. Marketing and selling expenses were $7.4 million compared to the prior year quarter of $6.5 million. The increase in marketing and selling expenses was due to increased investments in digital and consumer marketing and commercial infrastructure. Research and development expenses were $5.0 million compared to the prior year quarter of $4.8 million. The increase in research and development expenses was due to an increase in clinical expenses associated with our clinical trial for the next generation ICL with EDOF optic and increased development project spending, partially offset by decreased quality remediation expenses.

Net income for the first quarter of 2018 was approximately $0.6 million or $0.01 per share compared with a net loss of $2.2 million or $0.05 per share for the prior year quarter. Adjusted Net Income for the first quarter of 2018 was $1.8 million or $0.04 per share, compared to an Adjusted Net Loss in the prior year quarter of $1.6 million or $0.04 per share. The reconciliation between GAAP and non-GAAP financial information is provided in the financial tables included with this release.

Cash, cash equivalents and restricted cash at March 30, 2018 totaled $20.9 million, compared to $18.6 million at the end of the fourth quarter of 2017.

Conference Call

The Company will host a conference call and webcast today, Wednesday, May 2, 2018 at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss its financial results and operational progress. To access the conference call (Conference ID 4089747), please dial 855-765-5684 for domestic participants and 262-912-6252 for international participants. The live webcast can be accessed from the investor relations section of the STAAR website at www.staar.com.

A taped replay of the conference call (Conference ID 4089747) will be available beginning approximately one hour after the call’s conclusion for seven days. This replay can be accessed by dialing 855-859-2056 for domestic callers and 404-537-3406 for international callers. An archived webcast will also be available at www.staar.com.

Use of Non-GAAP Financial Measures

This press release includes supplemental non-GAAP financial information, which STAAR believes investors will find helpful in understanding its operating performance. “Adjusted Net Income (Loss)” and “Adjusted Net Income (Loss) Per Share” exclude the following items that are included in “Net Income (Loss)” as calculated in accordance with U.S. generally accepted accounting principles (“GAAP”): gain or loss on foreign currency transactions, stock-based compensation expenses, and quality remediation expenses. Management believes that “Adjusted Net Income (Loss)” and “Adjusted Net Income (Loss) Per Share” are useful to investors in gauging the outcome of the key drivers of the business performance: the ability to increase sales revenue and our ability to increase profit margin by improving the mix of high value products while reducing the costs over which management has control. Management has excluded quality remediation expenses because their inclusion may mask underlying trends in our business performance.

Management has also excluded gains and losses on foreign currency transactions because of the significant fluctuations that can result from period to period as a result of market driven factors. Stock-based compensation expenses consist of expenses for stock options and restricted stock under the Financial Accounting Standards Board’s Accounting Standards Codification (ASC) 718. In calculating Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share, STAAR excludes these expenses because they are non-cash expenses and because of the complexity and considerable judgment involved in calculating their values. In addition, these expenses tend to be driven by fluctuations in the price of our stock and not by the same factors that generally affect our other business expenses.

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 30 years, designs, develops, manufactures and markets implantable lenses for the eye with companion delivery systems. These lenses are intended to provide visual freedom for patients, lessening or eliminating the reliance on glasses or contact lenses. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery is called an Implantable Collamer® Lens or “ICL,” which includes the EVO Visian ICL™ product line. More than 800,000 Visian ICLs have been implanted to date. To learn more about the ICL go to: www.discovericl.com. STAAR has approximately 350 full-time equivalent employees and markets lenses in over 75 countries. Headquartered in Monrovia, CA, the company operates manufacturing facilities in Aliso Viejo, CA and Monrovia, CA. For more information, please visit the Company’s website at www.staar.com.

Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections, including those relating to the plans, strategies, and objectives of management for future operations or prospects for achieving such plans, expectations for sales, revenue, earnings, marketing and clinical initiatives, completion of remediation or other expense, or expense timing, success and timing of new or improved products, clinical trials, research and development activities, investment imperatives, and any statements of assumptions underlying any of the foregoing. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 29, 2017 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.” We disclaim any intention or obligation to update or revise any financial projections or forward-looking statement due to new information or events.

These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: our limited capital resources and limited access to financing; global economic conditions; changes in currency exchange rates; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before approval (including but not limited to FDA requirements regarding the Visian Toric ICL and/or actions related to the FDA Warning Letter and Form FDA-483s), or to take enforcement action; research and development efforts; potential international trade disputes; the purchasing patterns of our distributors carrying inventory in the market; and the willingness of surgeons and patients to adopt a new or improved product and procedure. The Visian Toric ICL and the Visian ICL with CentraFLOW, now known as EVO Visian ICL, are not yet approved for sale in the United States.

CONTACT:	Investors & Media

EVC Group

Brian Moore, 310-579-6199

Doug Sherk, 415-652-9100

Consolidated Balance Sheets

(in 000's)

Unaudited

	March 30,	December 29,
ASSETS	2018	2017
Current assets:
Cash and cash equivalents	$20,771	$18,520
Accounts receivable trade, net	22,960	20,035
Inventories, net	13,444	13,674
Prepayments, deposits, and other current assets	4,936	4,207
Total current assets	62,111	56,436
Property, plant, and equipment, net	11,856	9,776
Intangible assets, net	278	271
Goodwill	1,786	1,786
Deferred income taxes	1,265	1,242
Other assets	996	967
Total assets	$78,292	$70,478

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$4,706	$4,438
Accounts payable	8,239	6,033
Obligations under capital leases	1,896	1,278
Sales return allowance	2,685	2,546
Other current liabilities	8,070	7,339
Total current liabilities	25,596	21,634
Obligations under capital leases	1,153	531
Deferred income taxes	414	350
Asset retirement obligations	215	202
Deferred rent	185	172
Pension liability	4,812	4,653
Total liabilities	32,375	27,542

Stockholders' equity:
Common stock	416	414
Additional paid-in capital	206,795	204,920
Accumulated other comprehensive loss	(629)	(1,150)
Accumulated deficit	(160,665)	(161,248)
Total stockholders' equity	45,917	42,936
Total liabilities and stockholders' equity	$78,292	$70,478

Consolidated Statements of Operations

(In 000's except for per share data)

Unaudited

	Three Months Ended
	% of	March 30,	% of	March 31,	Fav (Unfav)
	Sales	2018	Sales	2017	Amount	%
Net sales	100.0%	$27,093	100.0%	$20,350	$6,743	33.1%

Cost of sales	28.3%	7,662	28.4%	5,773	(1,889)	-32.7%

Gross profit	71.7%	19,431	71.6%	14,577	4,854	33.3%

Selling, general and administrative expenses:
General and administrative	22.9%	6,209	26.3%	5,348	(861)	-16.1%
Marketing and selling	27.3%	7,380	32.1%	6,530	(850)	-13.0%
Research and development	18.6%	5,043	23.5%	4,783	(260)	-5.4%
Total selling, general, and administrative expenses	68.8%	18,632	81.9%	16,661	(1,971)	-11.8%

Operating income (loss)	2.9%	799	-10.3%	(2,084)	2,883	138.3%

Other income (expense):
Interest expense, net	0.0%	(12)	-0.1%	(28)	16	57.1%
Gain (loss) on foreign currency transactions	-0.3%	(77)	-0.4%	(86)	9	10.5%
Royalty income	0.6%	157	0.7%	131	26	19.8%
Other income (expense), net	0.1%	17	0.0%	5	12	240.0%
Total other income, net	0.4%	85	0.2%	22	63	286.4%

Income (loss) before provision (benefit) for income taxes	3.3%	884	-10.1%	(2,062)	2,946	142.9%

Provision (benefit) for income taxes	1.1%	301	0.7%	141	(160)	-113.5%

Net income (loss)	2.2%	$583	-10.8%	$(2,203)	$2,786	126.5%

Net income (loss) per share - basic		$0.01		$(0.05)
Net income (loss) per share - diluted		$0.01		$(0.05)

Weighted average shares outstanding - basic		41,410		40,749
Weighted average shares outstanding - diluted		43,087		40,749

Consolidated Statements of Cash Flows

(in 000's)

Unaudited

	Three Months Ended
	March 30,	March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$583	$(2,203)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment	549	756
Amortization of long-lived intangibles	9	54
Deferred income taxes	92	(7)
Change in net pension liability	87	66
Stock-based compensation expense	1,301	510
Loss on disposal of property and equipment	6	-
Provision for sales returns and bad debts	514	232
Inventory provision	506	301
Changes in working capital:
Accounts receivable	(2,755)	624
Inventories	(396)	101
Prepayments, deposits and other current assets	(730)	(1,083)
Accounts payable	2,038	(1,157)
Other current liabilities	726	1,114
Net cash provided by operating activities	2,530	(692)

Cash flows from investing activities:
Acquisition of property and equipment	(965)	(246)
Net cash used in investing activities	(965)	(246)

Cash flows from financing activities:
Repayment of capital lease obligations	(380)	(301)
Proceeds from sale-leaseback transactions	-	-
Repurchase of employee common stock for taxes withheld	-	(217)
Proceeds from vested resricted stock and exercise of stock options	454	597
Net cash provided by (used in) financing activities	74	79

Effect of exchange rate changes on cash, cash equivalents and restricted cash	612	360

Increase in cash, cash equivalents and restricted cash	2,251	(499)
Cash, cash equivalents and restricted cash, at beginning of the period	18,641	14,118
Cash, cash equivalents and restricted cash, at end of the period	$20,892	$13,619

Global Sales

(in 000's)

Unaudited

	Three Months Ended
		March 30,		March 31,	% Change
Sales by Region		2018		2017	Fav (Unfav)
North America	7.7%	$2,079	11.1%	$2,258	-7.9%
Europe, Middle East, Africa, Latin America	31.4%	8,509	33.2%	6,756	25.9%
Asia Pacific	60.9%	16,505	55.7%	11,336	45.6%
Total Sales	100.0%	$27,093	100.0%	$20,350	33.1%

Core Product Sales
ICLs	78.1%	$21,158	75.0%	$15,271	38.6%
Other Product Sales
IOLs	15.0%	4,058	22.6%	4,606	-11.9%
Injector Parts and Other	6.9%	1,877	2.4%	473	296.8%
Total Other Sales	21.9%	5,935	25.0%	5,079	16.9%
Total Sales	100.0%	$27,093	100.0%	$20,350	33.1%

Reconciliation of Non-GAAP Financial Measure

(in 000's)

Unaudited

	Three Months Ended
	March 30,	March 31,
	2018	2017
Net income (loss) - (as reported)	$583	$(2,203)
Less:
Foreign currency impact	(77)	(86)
Stock-based compensation expense	1,301	510
Quality remediation expense	-	167
Net income (loss) - (adjusted)	$1,807	$(1,612)

Net income (loss) per share, basic - (as reported)	$0.01	$(0.05)
Foreign currency impact	-	-
Stock-based compensation expense	0.03	0.01
Quality remediation expense	-	-
Net income (loss) per share, basic - (adjusted)	$0.04	$(0.04)

Net income (loss) per share, diluted - (as reported)	$0.01	$(0.05)
Foreign currency impact	-	-
Stock-based compensation expense	0.03	0.01
Quality remediation expense	-	-
Net income (loss) per share, diluted - (adjusted)	$0.04	$(0.04)

Weighted average shares outstanding - Basic	41,410	40,749
Weighted average shares outstanding - Diluted	43,087	40,749

Note:  Net income (loss) per share (adjusted), basic and diluted, may not add due to rounding